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                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             ISOLYSER COMPANY, INC.
                            (A GEORGIA CORPORATION)

                                MMI MERGER CORP.
                            (A DELAWARE CORPORATION)

                                      AND

                             MICROTEK MEDICAL, INC.
                            (A DELAWARE CORPORATION)

                             Dated: March 15, 1996
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    This  Agreement and Plan of Merger (the  "Agreement") is made as of the 15th day of March, 1996, among Isolyser Company, Inc., a Georgia corporation ("ICI"); MMI Merger Corp., a Delaware corporation (the "Merger Corp."), which is wholly owned, directly or indirectly, by ICI; and Microtek Medical, Inc., a Delaware corporation ("MMI").

    In consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

    1.1. MERGER. In accordance with the provisions of the business corporation laws of the State of Delaware, at the Effective Date (as hereinafter defined), Merger Corp. shall be merged (the "Merger") into MMI, and MMI shall be the surviving corporation (the "Surviving Corporation") and as such shall continue to be governed by the laws of the State of Delaware.

    1.2. CONTINUING OF CORPORATE EXISTENCE. Except as may otherwise be set forth herein, the corporate existence and identity of MMI, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of Merger Corp., with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of MMI, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of Merger Corp. shall thereafter cease except to the extent continued by statute.

    1.3. EFFECTIVE DATE. The Merger shall become effective upon the occurrence of the filing of the certificate of merger (the "Effective Date") with the Secretary of State of the State of Delaware on the Closing Date (as defined herein) pursuant to the provisions of the Delaware General Corporation Law ("DGCL").

    1.4.  CORPORATE GOVERNMENT.

        (a) The Certificate of Incorporation of Merger Corp, as in effect on the Effective Date, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation.

        (b) The Bylaws of Merger Corp., as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

        (c) The members of the Board of Directors of the Surviving Corporation shall be the persons holding such offices in Merger Corp. as of the Effective Date, and the officers of the Surviving Corporation shall be the persons holding such offices in MMI as of the Effective Date.

    1.5. RIGHTS AND LIABILITIES OF THE SURVIVING CORPORATION. The Surviving Corporation shall have the following rights and obligations:

        (a) The Surviving Corporation shall have all the rights, privileges immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Delaware.

        (b) The Surviving Corporation shall possess all of the rights, privileges immunities and franchises, of either a public or private nature, of MMI and Merger Corp. and all property, real, personal and mixed, and all debts due on whatever account, including subscription to shares, and all other choses in action, and every other interest of or belonging or due to MMI and Merger Corp. shall be taken and deemed to be transferred or invested in the Surviving Corporation without further act or deed.

        (c) At the Effective Date, the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of MMI and Merger Corp. and any claim existing or action

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    or proceeding pending by or against Merger Corp. or MMI may be prosecuted as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Merger Corp. or MMI shall be impaired by the Merger.

    1.6. CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arnall Golden & Gregory in Atlanta, Georgia, commencing at 10:00 a.m., local time, on the date
(i) on which the Special Meeting of MMI's stockholders described in Section 5.8 occurs or (ii) as soon as possible thereafter when each of the other conditions set forth in Articles 6 and 7 have been satisfied or waived, and shall proceed promptly to conclusion, or at such other place, time and date as shall be fixed by mutual agreement between ICI and MMI. The day on which the Closing shall occur is referred to herein as the "Closing Date." Each party will cause to be prepared, executed and delivered the Certificate of Merger to be filed with the Secretary of State of Delaware and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

    1.7. TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

    1.8. POOLING OF INTERESTS. It is the intention of the parties hereto that the Merger will be treated for financial reporting purposes as a pooling of interests.

                                   ARTICLE 2.
                   CONVERSION OF SHARES; TREATMENT OF OPTIONS

    2.1.   CONVERSION OF SHARES.   The manner and  basis of converting shares of
the common stock, $.01 par value, of MMI (the "MMI Common Stock") into Common Stock, $.001 par value, of ICI ("ICI Common Stock"), shall be as follows:

        (a) Except as provided in Section 2.3, each share of MMI Common Stock which shall be outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of ICI Common Stock (such number, computed to four decimal places, being referred to herein as the "Exchange Ratio") as is equal to the quotient obtained by dividing (i) $16.50 by (ii) the "Determination Price" (as such term is defined hereinafter) of a share of ICI Common Stock. For the purposes of this Agreement, the term "Determination Price" shall mean the average per share closing price of ICI Common Stock as reported on The Nasdaq Stock Market ("NMS") over the twenty (20) trading days immediately preceding the second trading day prior to the Effective Date; provided, however, that in the event that at the Effective Date the Determination Price of a share of ICI Common Stock is less than $14.50 per share, then the Determination Price shall be deemed to have been $14.50; and provided, further, that in the event that at the Effective Date the Determination Price of a share of ICI Common Stock is more than $18.50 per share, then the Determination Price shall be deemed to be $18.50.

        (b) Each share of MMI Common Stock held in the treasury of MMI and each share of MMI Common Stock owned by ICI or any direct or indirect wholly-owned subsidiary of ICI or of MMI shall automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

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        (c)  Each share of Common Stock, $.001  par value, of Merger Corp. which shall be outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of newly issued MMI Common Stock.

    2.2. FRACTIONAL SHARES. No scrip or fractional shares of ICI Common Stock shall be issued in the Merger, nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of the Surviving Corporation. All fractional shares of ICI Common Stock to which a holder of MMI Common Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Date or (b) the surrender of such stockholder's "Certificate" (as defined in Section 2.5) or Certificates that represent such shares of MMI Common Stock, to receive from ICI an amount in cash in lieu of such fractional share, equal to such fraction multiplied by the Determination Price. ICI will make available to the "Exchange Agent" (as defined in Section 2.5) the cash necessary for the purpose of paying cash for fractional shares.

    2.3. DISSENTING SHARES. To the extent that appraisal rights are available under the DGCL, shares of MMI Common Stock that are issued and outstanding immediately prior to the Effective Date and that have not been voted for adoption of the Merger and with respect of which appraisal rights have been properly demanded in accordance with the applicable provisions of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Sections 2.1 and 2.2 at or after the Effective Date unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the DGCL) or becomes ineligible for such appraisal, then, as of the Effective Date or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Sections 2.1 and 2.2. If any holder of MMI Common Stock shall assert the right to be paid the fair value of such MMI Common Stock as described above, MMI shall give ICI prompt written notice thereof and ICI shall have the right to participate in and direct all negotiations and proceedings with respect to any such demands. MMI shall not, except with the prior written consent of ICI, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. After the Effective Date, ICI will cause the Surviving Corporation to pay its statutory obligations to holders of Dissenting Shares.

    2.4.  STOCK OPTIONS.

        (a) At the Effective Date, all options (the "Options") then outstanding under MMI's 1990 Incentive Stock Option Plan (the "MMI Stock Option Plan") shall remain outstanding following the Effective Date. At the Effective Date, subject to ICI having obtained all requisite shareholder approval, such Options shall, by virtue of the Merger and without any further action on the part of MMI or the holder of any such Option, be assumed by ICI in accordance with their terms and conditions as in effect at the Effective Date (and the terms and conditions of the MMI Stock Option Plan), except that (i) each such Option shall be exercisable for that whole number of shares of ICI Common Stock (to the nearest whole share) into which the number of shares of MMI Common Stock subject to such Option immediately prior to the Effective Date would be converted under Section 2.1; (ii) the option price per share of the MMI Common Stock shall be an amount equal to the option price per share of MMI Common Stock subject to such Option in effect immediately prior to the Effective Date divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent); and (iii) all actions to be taken thereunder by the Board of Directors of MMI or a committee thereof shall be taken by the Board of Directors of ICI or a committee thereof. In the event that ICI shall not have obtained all requisite shareholder approval, ICI shall nevertheless assume the Options as set forth in the preceding sentence except that such Options may, to the extent provided by the Code, cease to be

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    incentive stock options under Section 422  of the Code. No payment shall  be made for fractional interests. From and after the date of this Agreement, no additional options shall be granted by MMI under the MMI Stock Option Plan or otherwise.

        (b) It is intended that the assumed Options, as set forth herein, shall not give to any holder thereof any benefits in addition to those which such holder had prior to the assumption of the Option. ICI shall take all necessary corporate action necessary to reserve for issuance a sufficient number of shares of ICI Common Stock for delivery upon exercise of the Options. As soon as practicable after the Effective Date, ICI shall file a registration statement, or an amendment to an existing registration statement, under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (or other successor form) with respect to the shares of ICI Common Stock subject to such Options and shall use its best efforts to maintain the effectiveness of such registration statement for so long as ICI shall be obligated to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, ICI will cause such shares to be listed on the NMS.

        (c) Approval by the stockholders of MMI of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 2.4.

    2.5.  EXCHANGE AGENT.

        (a) ICI shall authorize SunTrust Bank, Atlanta, Georgia, to serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Date, ICI shall deposit or shall cause to be deposited in trust with the Exchange Agent certificates representing the number of whole shares of ICI Common Stock to which the holders of MMI Common Stock (other than holders of Dissenting Shares) are entitled pursuant to this Article 2, together with cash sufficient to pay for fractional shares then known to ICI (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions received from ICI, deliver the number of shares of ICI Common Stock and pay the amounts of cash provided for in this Article 2 out of the Exchange Fund. Additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments for fractional shares shall be provided by ICI and shall become part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by ICI, Merger Corp. and MMI prior to the Effective Date.

        (b) As soon as practicable after the Effective Date, the Exchange Agent shall mail and otherwise make available to each record holder (other than holders of Dissenting Shares) who, as of the Effective Date, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Date represented shares of MMI Common Stock (the "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which letter of transmittal shall comply with all applicable rules of the NMS. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and the form of letter of transmittal shall so reflect. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of ICI Common Stock to which such holder of MMI Common Stock shall have become entitled pursuant to the provisions of this Article 2, and (ii) as to any fractional share, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.2, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon surrender of the Certificates. ICI shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of ICI Common Stock; provided, however, that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered; provided further,

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    however, that ICI shall not pay any transfer or other tax if the  obligation to pay such tax under applicable law is solely that of the stockholder or if payment of any such tax by ICI otherwise would cause the Merger to fail to qualify as a tax free reorganization under the Code. If any portion of the consideration to be received pursuant to this Article 2 upon exchange of a Certificate (whether a certificate representing shares of ICI Common Stock or a check representing cash for a fractional share) is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as the Exchange Agent may require and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of ICI Common Stock or a check representing cash for a fractional share to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Date until surrender in accordance with the provisions of this Section 2.5, each Certificate (other than Certificates representing treasury shares of MMI and Certificates representing Dissenting Shares) shall represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.2. No dividends that are otherwise payable on ICI Common Stock will be paid to persons entitled to receive ICI Common Stock until such persons surrender their Certificates. After such surrender, there shall be paid to the person in whose name ICI Common Stock shall be issued any dividends on such ICI Common Stock that shall have a record date on or after the Effective Date and prior to such surrender. If the payment date for any such dividend is after the date of such surrender, such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. All payments in respect of shares of MMI Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

        (c) In the case of any lost, mislaid, stolen or destroyed Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this Article 2, to deliver to ICI a bond in such reasonable sum as ICI may direct as indemnity against any claim that may be made against the Exchange Agent, ICI or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

        (d) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of MMI Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the consideration described in this Article 2.

        (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of MMI for six months after the Effective Date shall be returned to ICI, upon demand, and any holder of MMI Common Stock who has not theretofore complied with Section 2.5(b) shall thereafter look only to ICI for issuance of the number of shares of ICI Common Stock and other consideration to which such holder has become entitled pursuant to this
    Article 2; provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of MMI Common Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.6.   ADJUSTMENT.  If,  between the date of  this Agreement and the Closing
Date or the Effective Date, as the case may be, (i) the outstanding shares of MMI Common Stock or ICI Common Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period or (ii) MMI shall have issued additional shares of MMI Common Stock (other than upon the exercise of employee stock options granted prior to the date hereof) or options or warrants to purchase the same, or securities convertible into the

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same, the number of  shares of ICI  Common Stock issued  pursuant to the  Merger shall be adjusted to accurately reflect such change (it being acknowledged that MMI elsewhere herein covenants not to take any of the actions described in (i) or (ii) above).

                                   ARTICLE 3.
                     REPRESENTATIONS AND WARRANTIES OF MMI

    Except as set forth on "MMI's Disclosure Schedule" (which term shall mean the written information delivered by MMI to ICI prior to the execution of this Agreement; provided, that information shall be deemed to be disclosed in accordance with a given provision of this Agreement only to the extent that specific written reference to such provision of this Agreement is made in connection with the disclosure of such information at the time of such delivery), MMI hereby represents and warrants to ICI and Merger Corp. as follows:

    3.1. ORGANIZATION AND GOOD STANDING OF MMI. Each of MMI and the "MMI Subsidiaries" (as defined in Section 3.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Accurate and complete copies of MMI's certificate of incorporation and bylaws, in each case as in effect on the date hereof, have heretofore been delivered to ICI.

    3.2. CAPITAL STOCK OF MMI SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. MMI's Disclosure Schedule sets forth a true and complete list of all corporations, partnerships and other entities in which MMI owns any equity interest (the "MMI Subsidiaries"), the jurisdiction in which each MMI Subsidiary is incorporated or organized, and all shares of capital stock or other ownership interests authorized, issued and outstanding of each MMI Subsidiary. The shares of capital stock or other equity interests of each MMI Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and free of any preemptive right. All shares of capital stock or other equity interests of each MMI Subsidiary owned by MMI or any of its subsidiaries are set forth on MMI's Disclosure Schedule and are owned by MMI, either directly or indirectly as set forth in MMI's Disclosure Schedule, free and clear of all liens, encumbrances, equities or claims.

    3.3. FOREIGN QUALIFICATION. MMI and each of the MMI Subsidiaries are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify could have a material adverse effect on (a) the business, operations, prospects, assets or financial condition of MMI and the MMI Subsidiaries taken as a whole or (b) the validity or enforceability of, or the ability of MMI to perform its obligations under, this Agreement and the other documents contemplated hereby (an "MMI Material Adverse Effect").

    3.4. CORPORATE POWER AND AUTHORITY. Each of MMI and the MMI Subsidiaries has the corporate power and authority and all licenses and permits required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted. MMI has the corporate power and authority to execute and deliver this Agreement and the agreements, documents and instruments contemplated hereby and, subject to the approval of this Agreement and the Merger by its stockholders, to perform its obligations under this Agreement and the other documents executed or to be executed by MMI in connection with this Agreement and to consummate the Merger. The execution, delivery, and performance by MMI of this Agreement and the other documents executed or to be executed by MMI in connection with this Agreement have been duly authorized by all necessary corporate action.

    3.5. BINDING EFFECT. This Agreement and the other documents executed or to be executed by MMI in connection with this Agreement have been or will have been duly executed and delivered by MMI and are or will be, when executed and delivered, the legal, valid and binding obligations of MMI enforceable in accordance with their terms except that:

        (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

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        (b)  the availability of equitable remedies  may be limited by equitable principles of general applicability; and

        (c) rights to indemnification may be limited by considerations of public policy.

    3.6. ABSENCE OF RESTRICTIONS AND CONFLICTS. Subject only to the approval of the adoption of this Agreement and the Merger by MMI's stockholders as described in Section 5.8 and the following sentence of this Section, the execution, delivery and performance of this Agreement and the other documents executed or to be executed by MMI in connection with this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, permit or result in the acceleration or termination of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MMI or any of the MMI Subsidiaries under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of MMI or any MMI Subsidiary, (ii) any "MMI Material Contract" (as defined in Section 3.13), (iii) any judgment, decree, permit, concession, license, or order of any court or governmental authority or agency to which MMI or any MMI Subsidiary is a party or by which MMI, any MMI Subsidiary or any of their respective properties is bound or (iv) any statute, law, regulation or rule applicable to MMI or any MMI Subsidiary. Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act, the Exchange Act, and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority is required in connection with the execution, delivery or performance of this Agreement by MMI, the consummation by MMI of the transactions contemplated hereby or the ownership and operation by MMI of its business and properties after the Effective Date in substantially the same manner as now owned and operated.

    3.7.  CAPITALIZATION OF MMI.

        (a) The authorized capital stock of MMI consists of 15,000,000 shares of common stock, $.01 par value, and 1,000,000 shares of preferred stock, no par value. As of the date hereof, there were (i) 4,593,220 shares of MMI Common Stock issued and outstanding (not including 236,064 shares held in the treasury), (ii) no shares of preferred stock, and (iii) 711,429 shares of MMI Common Stock reserved for issuance upon the exercise of outstanding Options granted under the MMI Option Plan, the terms of which are summarized in MMI's Disclosure Schedule. No subsidiary of MMI holds any shares of the capital stock of MMI. Since February 29, 1996, MMI has not (i) issued any shares of capital stock except pursuant to the exercise of then outstanding Options in accordance with their terms or (ii) repurchased or redeemed any shares of MMI capital stock.

        (b) All of the issued and outstanding shares of MMI Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

        (c) To MMI's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of MMI.

        (d) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating MMI or any of MMI Subsidiaries to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of MMI or MMI Subsidiaries.

    3.8 MMI SEC REPORTS. MMI has made available to ICI and Merger Corp. (i) MMI's Annual Reports on Form 10-K, including all exhibits filed thereto and items incorporated therein by reference, (ii) MMI's Quarterly Reports on Form 10-Q, including all exhibits thereto and items incorporated therein by reference, (iii) proxy statements relating to MMI's meetings of stockholders and
(iv) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by MMI with the Securities and Exchange Commission (the "SEC") since December 31, 1993, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "MMI SEC Reports"). As of their respective dates, the MMI SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1993, MMI has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

    3.9. FINANCIAL STATEMENTS AND RECORDS OF MMI. MMI has made available to ICI and Merger Corp. true, correct and complete copies of (i) the consolidated balance sheets of MMI and the MMI Subsidiaries as of November 30, 1994 and 1995 and the consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of KPMG Peat Marwick L.L.P. and (ii) the unaudited balance sheet of MMI and the MMI Subsidiaries as of February 29, 1996 and the related unaudited statements of income, stockholders' equity and cash flows for the fiscal quarter then ended (collectively the "MMI Financial Statements"). The MMI Financial Statements have been prepared from, and are in accordance with, the books and records of MMI and the MMI Subsidiaries and present fairly, in all material respects, the assets, liabilities and financial position of MMI as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since February 29, 1996, there has been no change in accounting principles applicable to, or methods of accounting utilized by, MMI, except as noted in the MMI Financial Statements. The statements of income and cash flow contained in the MMI Financial Statements do not contain any material items of special or nonrecurring income, except as specifically identified therein. On or before the 20th day of each calendar month following the date of this Agreement, MMI shall deliver to ICI unaudited financial statements (including a balance sheet and statements of income and cash flow) as of the end of the previous month and for the year to date. The books and records of MMI have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of MMI set forth in the MMI Financial Statements.

    3.10. ABSENCE OF CERTAIN CHANGES. Since February 29, 1996, MMI and the MMI Subsidiaries have not, except as may result from the transactions contemplated by this Agreement:

        (a) suffered any change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) or the manner of conducting the business of MMI and MMI Subsidiaries taken as a whole, except as reflected on the MMI Financial Statements and except for such changes that would not have an MMI Material Adverse Effect;

        (b) suffered any damage or destruction to or loss of the assets of MMI or any MMI Subsidiary, whether or not covered by insurance, which property or assets are material to the operations or business of MMI and MMI Subsidiaries taken as a whole;

        (c) forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims;

        (d) entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, or suffered any of the foregoing to occur, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into in the ordinary course of business (excluding the pending asset acquisitions described in the MMI Disclosure Schedule);

        (e) written up, written down or written off the book value of any material amount of assets;

        (f) declared, paid or set aside for payment any dividend or distribution with respect to MMI's capital stock;

        (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of MMI's capital stock or securities (other than shares issued upon exercise of the Options) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

        (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section
    5.1 hereof;

        (i) entered into any employment, consulting, compensation or collective bargaining agreement with any person or group, or experienced any
    resignations   of,  or  had  any  terminations  or  disputes  involving  the employment or contract relationship with any of its employees or sales representatives which could have a MMI Material Adverse Effect on the Surviving Corporation;

        (j)  entered into, adopted or amended any employee benefit plan;

        (k) entered into any transaction other than in the ordinary course of business; or

        (l) entered into any agreement to do any of the foregoing.

    3.11. NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of MMI or the MMI Subsidiaries of any nature, whether absolute, accrued, contingent or otherwise, other than the liabilities and obligations that are fully reflected, accrued or reserved against in the MMI Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since February 29, 1996.

    3.12. TAX RETURNS; TAXES. Each of MMI and the MMI Subsidiaries have duly and timely filed all federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are true and correct in all material respects; have either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by MMI or the MMI Subsidiaries with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against MMI or the MMI Subsidiaries, nor has MMI or the MMI Subsidiaries received notice of any such deficiency, delinquency or default. There is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes. MMI and the MMI Subsidiaries have no material tax liabilities other than those reflected on the MMI Financial Statements and those arising in the ordinary course of business since February 29, 1996. MMI will make available to ICI true, complete and correct copies of MMI's consolidated federal tax returns for the last five years and make available such other tax returns requested by ICI.

    3.13. MATERIAL CONTRACTS. MMI will furnish or make available accurate and complete copies of the MMI Material Contracts (as defined herein) applicable to MMI or any of the MMI Subsidiaries to ICI. All of the MMI Material Contracts are valid, binding and enforceable. There is not under any of the MMI Material Contracts any existing breach, default or event of default by MMI or any of the MMI Subsidiaries nor event that with notice or lapse of time or both would constitute a breach, default or event of default by MMI or any of the MMI Subsidiaries nor does MMI know of, and MMI has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have an MMI Material Adverse Effect. As used herein, the term "MMI Material Contracts" shall mean all contracts and agreements filed, or required to be filed, as exhibits to MMI's Annual Report on Form 10-K for the year ended November 30, 1995, any contracts and agreements entered into since November 30, 1995 which would be required to be filed as an exhibit to MMI's Annual Report on Form 10-K for the year ending November 30, 1996, any note, bond, mortgage, indenture, license agreement, lease or other instrument or obligation to which any of MMI or the MMI Subsidiaries is a party or by which any of them or any of their properties or assets may be subject. Except as set forth in the MMI Disclosure Schedule, neither MMI nor any MMI Subsidiary is a party to any legally binding contract to sell or purchase goods or services which is not terminable on less than six months notice; any power of attorney; any agreement containing covenants by it not to compete or restricting the customers from whom or the area in which it may solicit or conduct its business; any contract arrangement or commitment for the acquisition of any other business or assets not made in the ordinary course of business; any contracts, arrangements or commitments for capital expenditures in excess of $50,000 in the aggregate; and any contract, arrangement or commitment for payment of severance or other fees to any existing or former employee, consultant or sales representative.

    3.14. LITIGATION AND GOVERNMENT CLAIMS. Except as disclosed in the MMI SEC Reports, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry, or any pending change in any environmental, zoning or building laws, regulations or ordinances against MMI or the MMI Subsidiaries to which their businesses or assets are subject which would, severally or in the aggregate, have an MMI Material Adverse Effect. To the knowledge of MMI, there are no such proceedings threatened or contemplated, or any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against MMI or the MMI Subsidiaries which would, severally or in the aggregate, have an MMI Material Adverse Effect. Neither MMI nor any MMI Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or any governmental restriction applicable to MMI or any MMI Subsidiary which is reasonably likely (i) to have an MMI Material Adverse Effect or (ii) to cause a material limitation on ICI's ability to operate the business of MMI after the Closing.

    3.15. COMPLIANCE WITH LAWS. MMI and the MMI Subsidiaries each have all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have an MMI Material Adverse Effect. MMI and the MMI Subsidiaries have been and are in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the failure to obtain or the violation of which would have an MMI Material Adverse Effect.

    3.16. EMPLOYEE BENEFIT PLANS. Each employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of MMI or the MMI Subsidiaries (collectively the "MMI Employee Plans") complies in all material respects with all applicable requirements of ERISA and the Code, and other applicable laws. None of the MMI Employee Plans is an employee pension benefit plan subject to Title IV or Part 3 of Subtitle B of Title I of ERISA or a multiemployer plan, as such terms are defined in ERISA. Neither MMI nor any MMI Subsidiary, nor any of their respective directors, officers, employees or agents has, with respect to any MMI Employee Plan, engaged in any "prohibited transaction," as such term is defined in the Code or ERISA, nor has any MMI Employee Plan engaged in such prohibited transaction which could result in any taxes or penalties or other prohibited transactions, which in the aggregate could have an MMI Material Adverse Effect.

    3.17. LABOR RELATIONS. Each of MMI and the MMI Subsidiaries is in compliance in all respects with all laws (including Federal and state laws and the laws of another country or governmental entity thereof) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice, except in any case which would not have an MMI Material Adverse Effect. There is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against MMI or any of the MMI Subsidiaries pending before the National Labor Review Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of MMI, threatened against or involving or affecting MMI or any of the MMI Subsidiaries and no National Labor Review Board representation question exists respecting their respective employees. No grievances or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on MMI or any of the MMI Subsidiaries.

    3.18. INTELLECTUAL PROPERTY. MMI and the MMI Subsidiaries own or have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("MMI Intellectual Property") used or held for use in connection with the business of MMI or the MMI Subsidiaries, without any conflict with the rights of others, except for such conflicts as do not have an MMI Material Adverse Effect. Neither MMI nor any of the MMI Subsidiaries has received any notice from any other person pertaining to or challenging the right of MMI or any of the MMI Subsidiaries to use any MMI Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to MMI or the MMI Subsidiaries.

    3.19. PROPERTIES. MMI and the MMI Subsidiaries have good and marketable title, free and clear of all liens, claims or encumbrances (other than for the MMI Material Contracts) to all of their material properties and assets whether tangible or intangible, real, personal or mixed, reflected on the MMI Financial Statements as being owned by MMI or the MMI Subsidiaries. All buildings and all fixtures, equipment and other property and assets which are material to its business held under leases or subleases by any of MMI or the MMI Subsidiaries are held under valid instruments enforceable in accordance with their respective terms. Substantially all of MMI's and MMI Subsidiaries' equipment and properties have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

    3.20. INSURANCE. MMI and each of the MMI Subsidiaries is presently insured, and during each of the past five (5) calendar years has been insured for reasonable amounts against such risks as companies engaged in similar business would, in accordance with good business practice, customarily be insured.

    3.21. ENVIRONMENTAL MATTERS. MMI and the MMI Subsidiaries are in compliance with all applicable federal, state, local and foreign laws relating to emissions, discharges and releases of hazardous materials into the environment and the generation, treatment, storage, transportation and disposal of hazardous waste, including, without limitation, any applicable provisions of the Resource Conservation and Recovery Act of 1976 or the Comprehensive Environmental Response, Compensation and Liability Act of 1980, except as would not cause a MMI Material Adverse Effect. There are no conditions at, on, under or related to any real property owned or operated by MMI or the MMI Subsidiaries which presently or potentially poses a significant hazard to human health or the environment, and there has been no production, use, treatment, storage, transportation or disposal by MMI or any of the MMI Subsidiaries of any Hazardous Substance (as hereinbelow defined) nor any release or threatened release by MMI or any MMI subsidiary of any Hazardous Substance. No Hazardous Substance is now or ever has been stored by MMI or the MMI Subsidiaries in underground tanks, pits or surface impoundments. For purposes of the foregoing, the term "Hazardous Substance" means any hazardous or toxic substance, material or waste (including, without limitation, petroleum products and by-products) which is regulated by any applicable federal, state, local or foreign authority.

    3.22.     REGISTRATION  OBLIGATIONS.    Neither  MMI  nor  any  of  the  MMI
Subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act.

    3.23. STATE TAKEOVER LAWS. MMI and the MMI Subsidiaries have taken all steps to exempt the transactions contemplated by this Agreement, and this Agreement is not subject to, any applicable state takeover law including, without limitation, DGCL Section 203.

    3.24. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither MMI nor any of the MMI Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstances that would prevent the transactions contemplated hereby from qualifying for pooling of interest accounting treatment or as a reorganization within the meaning of Section 368 of the Code.

    3.25. ACCURACY OF DISCLOSURES. None of the information supplied by MMI or any MMI Subsidiary for inclusion in the Registration Statement or Proxy Statement (as such terms are defined in Section 5.7) will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of MMI in accordance therewith, or, in the case of the Registration Statement at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    3.26. BROKERS AND FINDERS. None of MMI, the MMI Subsidiaries or, to MMI's knowledge, any of their respective officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby, except that MMI has engaged Goldman, Sachs & Co. as financial advisor pursuant to a written agreement, a true and complete copy of which has been delivered to ICI. Other than the foregoing arrangements and other than certain fees that may be paid to ICI's financial advisor as contemplated by Section 4.24 hereof, MMI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. MMI has delivered to ICI all contracts, agreements and documents, including summaries of oral agreements, that relate to the engagement of and the payment of fees to its financial advisors.

    3.27. OPINION OF FINANCIAL ADVISOR. MMI has received (and upon receipt thereof will promptly deliver to ICI a photocopy thereof) the opinion of its financial advisor (addressed solely to the MMI Board of Directors and not to be relied upon by any other person) to the effect that, as of the date hereof, the consideration is fair to the holders of MMI Common Stock.

                                   ARTICLE 4.
             REPRESENTATIONS AND WARRANTIES OF ICI AND MERGER CORP.

    Except as set forth on "ICI's Disclosure Schedule" (which term shall mean the written information delivered by ICI to MMI prior to the execution of this Agreement; provided, that information shall be deemed to be disclosed in accordance with a given provision of this Agreement only to the extent that specific written reference to such provision of this Agreement is made in connection with the disclosure of such information at the time of such delivery), ICI and Merger Corp. hereby represent and warrant to MMI as follows:

    4.1. ORGANIZATION AND GOOD STANDING OF ICI. Each of ICI, Merger Corp. and the ICI Subsidiaries (as defined in Section 4.2) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Accurate and complete copies of ICI's articles of incorporation and bylaws, in each case as in effect on the date hereof, have heretofore been delivered to MMI.

    4.2. CAPITAL STOCK OF ICI SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. ICI's Disclosure Schedule sets forth a true and complete list of all corporations, partnerships and other entities in which ICI owns any equity interest (the "ICI Subsidiaries"), the jurisdiction in which each ICI Subsidiary is incorporated or organized, and all shares of capital stock or other ownership interests authorized, issued and outstanding of each ICI Subsidiary. The shares of capital stock or other equity interests of each ICI Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable.

    4.3. FOREIGN QUALIFICATION. ICI and each of the ICI Subsidiaries are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify could have a material adverse effect on (a) the business, operations, prospects, assets or financial condition of ICI and the ICI Subsidiaries taken as a whole or (b) the validity or enforceability of, or the ability of ICI to perform its obligations under, this Agreement and the other documents contemplated hereby (an "ICI Material Adverse Effect").

    4.4. CORPORATE POWER AND AUTHORITY. Each of ICI and the ICI Subsidiaries has the corporate power and authority and all licenses and permits required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Each of ICI and Merger Corp. has the corporate power and authority to execute and deliver this Agreement and, except as set forth in ICI's Disclosure Schedule, to perform its obligations under this Agreement and the other documents executed or to be executed by ICI in connection with this Agreement and to consummate the Merger. Except as set forth in ICI's Disclosure Schedule, the execution, delivery, and performance by ICI and Merger Corp. of this Agreement and the other documents executed or to be executed by ICI or Merger Corp., as applicable, in connection with this Agreement have been duly authorized by all necessary corporate action.

    4.5. BINDING EFFECT. This Agreement and the other documents executed or to be executed by ICI and Merger Corp. in connection with this Agreement have been or will have been duly executed and delivered by ICI and Merger Corp. and are or will be, when executed and delivered, the legal, valid and binding obligations of ICI and Merger Corp., enforceable in accordance with their terms except that:

        (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

        (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

        (c) rights to indemnification may be limited by considerations of public policy.

    4.6. ABSENCE OF RESTRICTIONS AND CONFLICTS. The consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, permit or result in the acceleration or termination of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ICI or any of the ICI Subsidiaries under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of ICI or any ICI Subsidiary, (ii) any "ICI Material Contract" (as defined in Section 4.13), (iii) any judgment, decree, permit, concession, license or order of any court or governmental authority or agency to which ICI or any ICI Subsidiary is a party or by which ICI, any ICI Subsidiary or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to ICI or any ICI Subsidiary. Except for compliance with the applicable requirements of the HSR Act, the Securities Act, the Exchange Act, the NMS and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority is required in connection with the execution, delivery or performance of this Agreement by ICI, the consummation by ICI of the transactions contemplated hereby or the ownership and operation of MMI by ICI after the Effective Date in substantially the same manner as now owned and operated.

    4.7.  CAPITALIZATION OF ICI.

        (a) The authorized capital stock of ICI consists of 100,000,000 shares of ICI Common Stock, $.001 par value; and 10,000,000 shares of preferred stock, no par value. As of the date hereof, there are (i) 30,546,186 shares of Common Stock outstanding, (ii) no shares of the Preferred Stock outstanding, and (iii) 2,756,886 shares reserved for issuance upon the exercise of outstanding options (the "ICI Options") granted under ICI's stock option plans.

        (b) All of the issued and outstanding shares of ICI Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

        (c) To ICI's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of ICI.

        (d) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating ICI or any of the ICI Subsidiaries to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of ICI or the ICI Subsidiaries.

    4.8. ICI SEC REPORTS. ICI has made available to MMI (i) ICI's Annual Reports on Form 10-K, including all exhibits filed thereto and items incorporated therein by reference, (ii) ICI's Quarterly Reports on Form 10-Q, including all exhibits thereto and items incorporated therein by reference,
(iii) proxy statements relating to ICI's meetings of stockholders and (iv) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by ICI with the SEC since December 31, 1993, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "ICI SEC Reports"). As of their respective dates, the ICI SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1993, ICI has filed all material forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

    4.9. FINANCIAL STATEMENTS AND RECORDS OF ICI. ICI has made available to MMI true, correct and complete copies of the consolidated balance sheets of ICI and the ICI Subsidiaries as of December 31, 1994 and 1995, and the consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, which financial statements as of December 31, 1994 and for the fiscal year then ended have been examined by and accompanied by the report of Deloitte & Touche LLP (the "ICI Financial Statements"). The ICI Financial Statements have been prepared from, and are in accordance with, the books and records of ICI and the ICI Subsidiaries and present fairly, in all material respects, the assets, liabilities and financial position of ICI as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since December 31, 1995, there has been no change in accounting principles applicable to, or methods of accounting utilized by, ICI, except as noted in the ICI Financial Statements or as is required under generally accepted accounting principles. The statements of income and cash flow contained in the ICI Financial Statements do not contain any material items of special or nonrecurring income, except as specifically identified therein. On or before the 20th day of each calendar month following the date of this Agreement, ICI shall deliver to MMI unaudited financial statements (including a balance sheet and statements of income and cash flow) as of the end of the previous month and for the year to date. The books and records of ICI have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of ICI set forth in the ICI Financial Statements.

    4.10. ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, ICI and the ICI Subsidiaries have not, except as may result from the transactions contemplated by this Agreement:

        (a) suffered any material adverse change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) or the manner of conducting the business of ICI and ICI Subsidiaries taken as a whole, except as reflected on the ICI Financial Statements and except for such changes that would not have an ICI Material Adverse Effect;

        (b) suffered any damage or destruction to or loss of the assets of ICI or any ICI Subsidiary, whether or not covered by insurance, which would be expected to result in an ICI Material Adverse Effect;

        (c) forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims;

        (d) entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, or suffered any of the foregoing to occur, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into in the ordinary course of business, except in any such case as does not have an ICI Material Adverse Effect;

        (e) written up, written down or written off the book value of any material amount of assets;

        (f) declared, paid or set aside for payment any dividend or distribution with respect to ICI's capital stock;

        (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of ICI's capital stock or securities (other than shares issued upon exercise of the ICI Options) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement, except as provided in Section 5.2 hereof;

        (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and except as provided in
    Section 5.2 hereof;

        (i) entered into any employment, consulting, compensation or collective bargaining agreement with any person or group, except in any such case which does not have an ICI Material Adverse Effect on the Surviving Corporation;

        (j) entered into, adopted or amended any employee benefit plan except in any such case as does not have an ICI Material Adverse Effect; or

        (k) entered into any agreement to do any of the foregoing.

    4.11.   NO  MATERIAL UNDISCLOSED LIABILITIES.   There are  no liabilities or
obligations of ICI or the ICI Subsidiaries of any nature, whether absolute, accrued, contingent or otherwise, other than:

        (a) the liabilities and obligations that are fully reflected, accrued or reserved against in the ICI Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since December 31, 1995; or

        (b) liabilities  or  obligations  not inconsistent  with  the  terms  of
    Section 5.2.

    4.12. TAX RETURNS; TAXES. Each of ICI and the ICI Subsidiaries have duly and timely filed all federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are true and correct in all material respects; have either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. Except as set forth in ICI's Disclosure Schedule, no unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against ICI or the ICI Subsidiaries, nor has ICI or the ICI Subsidiaries received notice of any such deficiency, delinquency or default. Except as set forth in ICI's Disclosure Schedule, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes. ICI and the ICI Subsidiaries have no material tax liabilities other than those reflected on the ICI Financial Statements and those arising in the ordinary course of business since December 31, 1995. ICI will make available to MMI true, complete and correct copies of ICI's consolidated federal tax returns for the last five years and make available such other tax returns requested by MMI.

    4.13. MATERIAL CONTRACTS. ICI will furnish or make available accurate and complete copies of the ICI Material Contracts to MMI. All of the ICI Material Contracts are valid, binding and enforceable. There is not under any of the ICI Material Contracts any existing breach, default or event of default by ICI or any of the ICI Subsidiaries nor event that with notice or lapse of time or both would constitute a breach, default or event of default by ICI or any of the ICI Subsidiaries nor does ICI know of, and ICI has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have an ICI Material Adverse Effect. As used herein, the term "ICI Material Contracts" shall mean all of contracts and agreements filed, or required to be filed, as exhibits to ICI's Annual Report on Form 10-K for the year ended December 31, 1995 and any contract or agreement entered into since December 31, 1995 which would be required to be filed as an exhibit to ICI's Annual Report on Form 10-K for the year ending December 31, 1996, any note, bond, mortgage, indenture, license agreement, lease or other instrument or obligation to which any of ICI or the ICI Subsidiaries is a party or by which any of them or any of their properties or assets may be subject.

    4.14. LITIGATION AND GOVERNMENT CLAIMS. Except as disclosed in the ICI SEC Reports, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry, or any pending change in any environmental, zoning or building laws, regulations or ordinances against ICI or the ICI Subsidiaries to which their businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in an ICI Material Adverse Effect. To the knowledge of ICI, there are no such proceedings threatened or contemplated, or any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against ICI or the ICI Subsidiaries which would, severally or in the aggregate, have an ICI Material Adverse Effect. Neither ICI nor any ICI Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or any governmental restriction applicable to ICI or any ICI Subsidiary which is reasonably likely (i) to have an ICI Material Adverse Effect or (ii) to cause a material limitation on ICI's ability to operate the business of MMI after the Closing.

    4.15. COMPLIANCE WITH LAWS. ICI and the ICI Subsidiaries each have all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have an ICI Material Adverse Effect. ICI and the ICI Subsidiaries have been and are in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the failure to obtain or the violation of which would have an ICI Material Adverse Effect.

    4.16. EMPLOYEE BENEFIT PLANS. Each employee benefit plan, as such term is defined in Section 3(3) of ERISA, of ICI or the ICI Subsidiaries (collectively the "ICI Employee Plans") complies in all material respects with all applicable requirements of ERISA and the Code and other applicable laws. None of the ICI Employee Plans is an employee pension benefit plan subject to Title IV or Part 3 of Subtitle B of Title I of ERISA or a multiemployer plan, as such terms are defined in ERISA. Neither ICI nor any ICI Subsidiary, nor any of their respective directors, officers, employees or agents has, with respect to any ICI Employee Plan, engaged in any "prohibited transaction," as such term is defined in the Code or ERISA, nor has any ICI Employee Plan engaged in such prohibited transaction which could result in any taxes or penalties or other prohibited transactions, which in the aggregate could have an ICI Material Adverse Effect.

    4.17. LABOR RELATIONS. Each of ICI and the ICI Subsidiaries is in compliance in all respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice, except in any case which would not have an ICI Material Adverse Effect. There is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against ICI or any of the ICI Subsidiaries pending before the National Labor Review Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of ICI, threatened against or involving or affecting ICI or any of the ICI Subsidiaries and no National Labor Review Board representation question exists respecting their respective employees. No grievances or arbitration proceeding is pending and no written claim therefor exists.

    4.18. INTELLECTUAL PROPERTY. ICI and the ICI Subsidiaries own or have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("ICI Intellectual Property") used or held for use in connection with the business of ICI or the ICI Subsidiaries, without any conflict with the rights of others, except for such conflicts as do not have an ICI Material Adverse Effect. Neither ICI nor any of the ICI Subsidiaries has received any notice from any other person pertaining to or challenging the right of ICI or any of the ICI Subsidiaries to use any ICI Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to ICI or the ICI Subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, would not have an ICI Material Adverse Effect.

    4.19. PROPERTIES. ICI and the ICI Subsidiaries have good and marketable title, free and clear of all liens, claims or encumbrances (other than for the ICI Material Contracts) to all of their material properties and assets whether tangible or intangible, real, personal or mixed, reflected on the ICI Financial Statements as being owned by ICI or the ICI Subsidiaries. All buildings and all fixtures, equipment and other property and assets which are material to its business held under leases or subleases by any of ICI or the ICI Subsidiaries are held under valid instruments enforceable in accordance with their respective terms. Substantially all of ICI's and ICI Subsidiaries' equipment and properties have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

    4.20.   INSURANCE.   ICI  and  each of  the  ICI Subsidiaries  is  presently
insured, and during each of the past five (5) calendar years has been insured for reasonable amounts against such risks as companies engaged in similar business would, in accordance with good business practice, customarily be insured.

    4.21.   ENVIRONMENTAL  MATTERS.    ICI  and  the  ICI  Subsidiaries  are  in
compliance with all applicable federal, state, local and foreign laws relating to emissions, discharges and releases of hazardous materials into the environment and the generation, treatment, storage, transportation and disposal of hazardous waste, including, without limitation, any applicable provisions of the Resource Conservation and Recovery Act of 1976 or the Comprehensive Environmental Response, Compensation and Liability Act of 1980, except as would not cause an ICI Material Adverse Effect. There are no conditions at, on, under or related to any real property owned or operated by ICI or the ICI Subsidiaries which presently or potentially poses a significant hazard to human health or the environment, and there has been no production, use, treatment, storage, transportation or disposal by ICI or any of the ICI Subsidiaries of any Hazardous Substance (as hereinbelow defined) nor any release or threatened release by ICI or any ICI subsidiary of any Hazardous Substance. No Hazardous Substance is now or ever has been stored by ICI or the ICI Subsidiaries in underground tanks, pits or surface impoundments. For purposes of the foregoing, the term "Hazardous Substance" means any hazardous or toxic substance, material or waste (including, without limitation, petroleum products and by-products) which is regulated by any applicable federal, state, local or foreign authority.

    4.22. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither ICI nor any of the ICI Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstances that would prevent the transactions contemplated hereby from qualifying for pooling of interest accounting treatment or as a reorganization within the meaning of Section 368 of the Code.

    4.23. ACCURACY OF DISCLOSURES. None of the information supplied by ICI or any ICI Subsidiary for inclusion in the Registration Statement or Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of MMI in accordance therewith, or, in the case of the Registration Statement at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    4.24. BROKERS AND FINDERS. None of ICI, the ICI Subsidiaries or, to ICI's knowledge, any of their respective officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby, except that ICI has engaged Morgan Keegan & Company, Inc. as its financial advisor. Other than the foregoing arrangements and other than certain fees that may be paid to MMI's financial advisors as contemplated by Section 3.26 hereof, ICI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 5.
                        CERTAIN COVENANTS AND AGREEMENTS

    5.1. CONDUCT OF BUSINESS BY MMI. From the date hereof to the Effective Date, MMI will, and will cause each MMI Subsidiary to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in MMI's Disclosure Schedule or consented to in writing by ICI:

        (a) Carry on its business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1;

        (b)   Neither  change   nor  amend   its  Certificate   or  Articles  of
    Incorporation or Bylaws;

        (c) Other than pursuant to the exercise of the Options outstanding on the date hereof, not issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of MMI or any of the MMI Subsidiaries or rights or obligations convertible into or exchangeable for any shares of the capital stock of MMI or any of the MMI Subsidiaries and not alter the terms of any presently outstanding options or the MMI Stock Option Plan or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of MMI or any of MMI's Subsidiaries;

        (d) Not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of MMI and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of MMI or any of the MMI Subsidiaries or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of MMI or any of the MMI Subsidiaries or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

        (e) Not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity or product line (other than the pending asset acquisitions described in the MMI Disclosure Schedule);

        (f) Use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of MMI and the MMI
    Subsidiaries, to keep the officers and employees of MMI and the MMI Subsidiaries available to MMI and to preserve the relationships of MMI and the MMI Subsidiaries with suppliers, customers and others having business relations with any of them, except for such instances which would not have an MMI Material Adverse Effect;

        (g) Not (i) create, incur or assume any long-term debt (including obligations in respect of capital leases which individually or in the aggregate involve annual payments in excess of $10,000) or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than MMI Subsidiaries, (iii) make any loans or advances to any other person other than the MMI Subsidiaries, except in the ordinary course of business and consistent with past practice, or (iv) make any capital contributions to, or investments in, any person other than the MMI Subsidiaries; provided, however, that MMI may incur long-term debt under its credit facility with Chemical Bank, as may be amended upon terms not materially less favorable to MMI in connection with the pending asset acquisitions described in the MMI Disclosure Schedule up to an aggregate principal amount of $10.0 million; or

        (h) Not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers, directors, employees and sales representatives, (ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or
    (iii) grant any increase in the compensation of any other employees except for compensation increases in the ordinary course of business and consistent with past practice.

    In connection with the continued operation of the business of MMI and the MMI Subsidiaries between the date of this Agreement and the Effective Date, MMI shall confer in good faith and on a regular and frequent basis with one or more representatives of ICI designated in writing to report operational matters of materiality and the general status of ongoing operations. In addition, MMI will allow ICI employees or agent to be present at MMI's business locations to observe the business and operations of MMI and the MMI Subsidiaries. MMI agrees to participate in the staff meetings of ICI as may be requested by ICI. MMI acknowledges that ICI does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall ICI be responsible for any decisions made by MMI's officers and directors with respect to matters which are the subject of such consultation.

    5.2. CONDUCT OF BUSINESS BY ICI. From the date hereof to the Effective Date, ICI will, and will cause Merger Corp. and each of the ICI Subsidiaries to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in ICI's Disclosure Schedule or consented to in writing by MMI:

        (a) Carry on its businesses in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business;

        (b)  Neither  change   nor  amend   its  Certificate   or  Articles   of
    Incorporation or Bylaws;

        (c) Other than pursuant to the exercise of ICI Options outstanding on the date hereof, not issue, sell or grant options (other than employee stock options granted under ICI's existing stock option plans as such plans may hereafter be amended), warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of more than 500,000 shares of the capital stock of ICI or rights or obligations convertible into or exchangeable for any shares of the capital stock of ICI;

        (d) Not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of ICI and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of ICI or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of ICI or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

        (e)  Use  its  reasonable  efforts  to  preserve  intact  the  corporate existence, goodwill and business organization of ICI and the ICI Subsidiaries, to keep the executive officers of ICI and the ICI Subsidiaries available to ICI and to preserve the relationships of ICI and the ICI Subsidiaries with suppliers, customers and others having business relations with any of them, except for such instances which would not have an ICI Material Adverse Effect;

        (f) Not (i) create, incur or assume any long-term debt or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than ICI Subsidiaries (except in the ordinary course of business and consistent with past practice), (iii) make any loans or advances to any other person other than the ICI Subsidiaries, except in the ordinary course of business and consistent with past practice, or (iv) make any capital contributions to, or investments in, any person other than the ICI Subsidiaries, except in each case where such action would not have an ICI Material Adverse Effect; or

        (g) Except in instances which would not have an ICI Material Adverse Effect, not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors nor grant any increase in the compensation of officers, directors or employees, whether now or hereafter payable (except for compensation increases in the ordinary course of business and consistent with past practice).

    In connection with the continued operation of the business of ICI and the ICI Subsidiaries between the date of this Agreement and the Effective Date, ICI shall confer in good faith and on a regular and frequent basis with one or more representatives of MMI designated in writing to report operational matters of materiality and the general status of ongoing operations. ICI acknowledges that MMI does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall MMI be responsible for any decisions made by ICI's officers and directors with respect to matters which are the subject of such consultation.

    5.3. NOTICE OF ANY MATERIAL CHANGE. Each of MMI and ICI shall, promptly after the first notice or occurrence thereof but not later than the Closing Date, advise the other in writing of any event or the existence of any state of facts that would (i) make any of its representations and warranties in this Agreement untrue in any material respect, or (ii) otherwise constitute an MMI Material Adverse Effect or ICI Material Adverse Effect, as the case may be.

    5.4.  INSPECTION AND ACCESS TO INFORMATION.

        (a) Between the date of this Agreement and the Effective Date, each party hereto will, and will cause each of its subsidiaries to, provide each other party and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause their respective officers to furnish to the other party and its authorized representatives any and all financial, technical and operating data and other information pertaining to its business, as each other party shall from time to time request.

        (b) Those certain letter agreements dated February 22, 1996 and March 8, 1996 relative to, without limitation, the protection of the confidential information of MMI (the "MMI CA") and ICI (the "ICI CA"), respectively, shall remain in full force and effect except as modified by the terms of this Agreement. In the event of any inconsistency between the terms of the MMI CA and the ICI CA, on the one hand, and this Agreement, on the other hand, this Agreement shall control.

    5.5. ANTITRUST LAWS. As soon as practicable, each of ICI and MMI shall make any and all filings which are required under the HSR Act. Each of ICI and MMI will assist the other as may be reasonably requested in connection with the preparation of such filings.

    5.6. POOLING. From and after the date hereof and until the Effective Date, neither ICI nor MMI nor any of their respective subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interest" for accounting purposes or (ii) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

    5.7.  REGISTRATION STATEMENT AND PROXY STATEMENT.

        (a) ICI shall promptly prepare and file a registration statement on Form S-4 (which registration statement, in the form it is declared effective by the SEC, together with any and all amendments and supplements thereto and all information incorporated by reference therein, is referred to herein as the "Registration Statement") under and pursuant to the provisions of the Securities Act for the purpose of registering ICI Common Stock to be issued in the Merger. ICI will use its reasonable efforts to receive and respond to the comments of the SEC, and MMI shall promptly mail to its stockholders the proxy statement in its definitive form contained in the Registration Statement (the "Proxy Statement"). Such Proxy Statement shall also serve as the prospectus to be included in the Registration Statement. In addition, MMI shall cause its auditors to prepare and deliver such reports and consents as ICI may reasonably require for inclusion in the Registration Statement and such other filings as ICI deems necessary, including, without limitation, such auditors' consent to the incorporation by reference of such auditors' reports into ICI's registration statements on Form S-8.

        (b) Each of ICI and MMI agrees to provide as promptly as practicable to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party, may be required or appropriate for inclusion in the Registration Statement and the Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement and the Proxy Statement.

        (c) At the time the Registration Statement becomes effective and at the Effective Date, as such Registration Statement is then amended or supplemented, and at the time the Proxy Statement is mailed to MMI's stockholders, such Registration Statement and Proxy Statement will (i) not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, and the rules and regulations thereunder; provided, however, no representation is made by ICI or MMI with respect to statements made in the Registration Statement and Proxy Statement based on information supplied by the other party expressly for inclusion or incorporation by reference in the Proxy Statement or Registration Statement or information omitted with respect to the other party.

    5.8.  MMI STOCKHOLDERS' MEETING.

        (a) MMI shall call a meeting of its stockholders to be held as soon as practicable after the date hereof for the purpose of voting upon matters relating to this Agreement.

        (b) MMI will use its reasonable efforts to hold its stockholders' meeting as promptly as practicable as may be directed by ICI and to obtain stockholder approval and will, through its Board of Directors, recommend to its stockholders approval of the Merger and this Agreement at the stockholders' meeting; provided, however, that such recommendation is subject to any action taken by, or upon the authority of, the Board of Directors of MMI in the exercise of its good faith judgment as to its fiduciary duties to the stockholders of MMI exercised in accordance with the provisions of Section 5.13.

    5.9. LISTING APPLICATION. ICI will file a listing application with the NMS to approve for listing, subject to official notice of issuance, the shares of ICI Common Stock to be issued in the Merger. ICI shall use its reasonable efforts to cause the shares of ICI Common Stock to be issued in the Merger to be approved for listing on the NMS, subject to official notice of issuance, prior to the Effective Date.

    5.10. AFFILIATES. At least 30 days prior to the Closing Date, MMI shall deliver to ICI a letter identifying all persons who are, at the time the Merger is submitted to a vote to the stockholders of MMI, "affiliates" of MMI for purposes of Rule 145 under the Securities Act. Each person who is identified as an "affiliate" in such letter will deliver to ICI on or before 30 days prior to the Closing Date a written statement, in form satisfactory to ICI and MMI, that such person will not offer to sell, transfer or otherwise dispose of any of the shares of MMI Common Stock or ICI Common Stock issued to such person, except (i) in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) until such time as financial results covering at least 30 days of combined operations of ICI and MMI have been published (the "Publication Date"). ICI hereby covenants to file a Form 8-K or 10-Q (as applicable) satisfying such publication requirement as soon as practicable after the completion of any month which contains at least 30 days of combined operations. ICI shall be entitled to place legends on any certificates of ICI Common Stock issued to such affiliates to restrict transfer of such shares as set forth above.

    5.11. REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

        (a) MMI and ICI shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to comply with the provisions of the HSR Act.

        (b) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of MMI or ICI, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or that will or may result in the failure to satisfy any of the conditions specified in Articles 6 and 7 and (ii) any failure of MMI or ICI, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

        (c) MMI has obtained (and will promptly deliver copies to ICI) agreements from Messrs. Vought, Lee and Berry and Micro Partners, L.P. and Kitty Hawk Capital Limited Partnership, II (i) not to perfect appraisal rights with respect to the Merger (to the extent applicable) and (ii) to vote all shares of MMI Common Stock beneficially owned by such person in favor of the approval of this Agreement and the Merger (which agreements shall contain a proxy in favor of ICI with respect to the shares of MMI Common Stock beneficially owned by such persons).

    5.12. PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless ICI or MMI is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable stock exchange rule and then only after making a reasonable attempt to comply with the provisions of this Section). Subject to the preceding sentence, the parties acknowledge their respective intention to make a public announcement of the transactions contemplated by this Agreement promptly following the execution and delivery of this Agreement.

    5.13. NO SOLICITATIONS. From the date hereof until the Effective Date or until this Agreement is terminated or abandoned as provided in this Agreement, neither MMI nor any of the MMI Subsidiaries shall directly or indirectly (i) solicit, initiate or encourage discussion with or (ii) enter into negotiations or agreements with, or furnish any information that is not publicly available to, any corporation, partnership, person or other entity or group (other than ICI, an affiliate of ICI or their authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving MMI or any of the MMI Subsidiaries, and MMI will exercise its reasonable efforts to cause its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that MMI, its officers, directors, advisors and its financial and legal representatives and consultants shall not be prohibited from taking any action described in (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of MMI in the exercise of good faith judgment as to its fiduciary duties to the stockholders of MMI based upon the advice of independent legal counsel in recognition of, without limitation, the long-term corporate objectives of MMI sought to be achieved by the Merger. MMI will notify ICI promptly in writing if MMI becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, MMI with respect to an Acquisition Proposal, and MMI shall promptly deliver to ICI any written inquiries or proposals received by MMI relating to an Acquisition Proposal. Each time, if any, that the Board of Directors of MMI determines that it must enter into negotiations with, or furnish any information that is not publicly available to, any corporation, partnership, person or other entity or group (other than ICI, an affiliate of ICI or their authorized representatives) concerning any Acquisition Proposal, MMI will give ICI prompt notice of such determination (which shall include a copy of the non-public information which MMI has delivered to such other person or entity) and shall require the recipient of such information to execute and deliver to MMI a confidentiality agreement substantially identical to the MMI CA as a condition precedent to furnishing any such information (failing which, without limitation of any other right of ICI, the fifth paragraph of the MMI CA shall no longer be of any force or effect). In the event of the execution of any Acquisition Proposal by MMI, ICI may terminate this Agreement in the exercise of its discretion. The second preceding sentence of this Section shall survive any termination of this Agreement.

                                   ARTICLE 6.
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF MMI

    Except as may be waived by MMI, the obligations of MMI to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

    6.1. COMPLIANCE. ICI shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by ICI on or before the Closing Date.

    6.2. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by ICI in this Agreement and in all certificates and other documents delivered by ICI to MMI pursuant hereto shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that if information which would constitute a breach of the representations and warranties of ICI made in this Agreement is disclosed in the Proxy Statement on the date such Proxy Statement is mailed to MMI's stockholders, then MMI shall be deemed to have waived this condition to the performance of its obligations hereunder.

    6.3.  MATERIAL  ADVERSE CHANGES.   Subsequent  to December  31, 1995,  there
shall not have occurred any ICI Material Adverse Effect except as set forth in the ICI Disclosure Schedule.

    6.4.  NMS LISTING.   ICI Common  Stock issuable pursuant  to the Merger  and
pursuant to the exercise of the Options after the Effective Date shall have been authorized for listing on the NMS.

    6.5. CERTIFICATES. MMI shall have received a certificate or certificates, executed on behalf of ICI by an executive officer of ICI, to the effect that the conditions contained in Sections 6.2 and 6.3 hereof have been satisfied.

    6.6. STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of all of the outstanding shares of MMI Common Stock.

    6.7. EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order shall been issued by the SEC or any other governmental authority suspending the effectiveness of the Registration Statement or preventing or suspending the use thereof or any related prospectus.

    6.8. CONSENTS; LITIGATION. Other than the filing of the Certificate of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods (including the waiting period under the HSR Act) imposed by any governmental entity, and all required third-party consents, the failure to obtain which would have a material adverse effect on ICI and its subsidiaries, including the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained. ICI shall have received all state securities or Blue Sky permits and other authorizations necessary to issue ICI Common Stock pursuant to the Merger and the other terms of this Agreement. In addition, no action, suit or proceeding shall have been instituted before any court or other governmental entity to restrain, modify, enjoin or prohibit the carrying out of the transactions contemplated hereby.

    6.9. TAX OPINION. MMI shall have received a favorable opinion of Arnall Golden & Gregory based upon certain factual representations of MMI, ICI and Merger Corp. reasonably requested by such counsel, and containing such qualifications as such counsel reasonably deems appropriate relative to factual matters not otherwise verified to such counsel's satisfaction, dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that accordingly:

        (a) No gain or loss will be recognized by the shareholders of MMI upon the conversion of their shares of MMI Common Stock into shares of ICI Common Stock pursuant to the terms of the Merger (except to the extent cash is received in lieu of fractional shares);

        (b) The tax basis of the shares of ICI Common Stock received by a shareholder of MMI on the conversion of MMI Common Stock pursuant to the Merger will be the same as the basis of the shares of the MMI Common Stock converted (less any portion of such basis allocable to any fractional interest in any share of ICI Common Stock); and

        (c) The holding period of the ICI Common Stock into which shares of MMI Common Stock are converted will include the period that such shares of MMI Common Stock were held by the holder, provided such shares were held as a capital asset by such holder.

                                   ARTICLE 7.
          CONDITIONS PRECEDENT TO OBLIGATIONS OF ICI AND MERGER CORP.

    Except as may be waived by ICI and Merger Corp., the obligations of ICI and Merger Corp. to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

    7.1. COMPLIANCE. MMI shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by it on or before the Closing Date.

    7.2. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by MMI in this Agreement and in all certificates and other documents delivered by MMI pursuant hereto, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that if information which would constitute a breach of the representations and warranties of MMI made in this Agreement is disclosed in the Proxy Statement on the date such Proxy Statement is mailed to MMI's stockholders, then ICI shall be deemed to have waived this condition to the performance of its obligations hereunder.

    7.3.   MATERIAL ADVERSE CHANGES.   Since February 29,  1996, there shall not
have occurred any MMI Material Adverse Effect.

    7.4. CERTIFICATES. ICI shall have received a certificate or certificates, executed on behalf of MMI by an executive officer of MMI, to the effect that the conditions in Sections 7.2 and 7.3 hereof have been satisfied.

    7.5. DISSENTERS' RIGHTS. To the extent appraisal rights are available to MMI's stockholders in connection with the Merger, no more than 10% of the outstanding shares of MMI Common Stock shall (a) qualify as Dissenting Shares,
(b) be subject to payment  in lieu of fractional  shares as provided in  Section
2.2 hereof or (c) be treasury shares of MMI.

    7.6. CONSENTS; LITIGATION. Other than the filing of the Certificate of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods (including the waiting period under the HSR Act) imposed by, any governmental entity, and all required third-party consents, the failure to obtain which would have a material adverse effect on ICI and its subsidiaries, including the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained. ICI shall have received all state securities or Blue Sky permits and other authorizations necessary to issue ICI

Common Stock pursuant to the Merger and the other terms of this Agreement. In addition, no action, suit or proceeding shall have been instituted before any court or other governmental entity to restrain, modify, enjoin or prohibit the carrying out of the transactions contemplated hereby.

    7.7. COMFORT LETTER. ICI shall have received from KPMG Peat Marwick L.L.P., certified public accountants for MMI, (a) "comfort" letters dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to ICI) with respect to certain financial statements and other financial information included in the Registration Statement in customary form, (b) the consents referred to in
Section 5.7(a) in respect of any filing previously or concurrently being made with the SEC, and (c) a letter addressed to ICI and Deloitte & Touche LLP, in form and substance reasonably satisfactory to ICI, to the effect that MMI qualifies as an entity such that the Merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles.

    7.8. POOLING LETTERS. ICI shall have received a letter from Deloitte & Touche LLP, certified public accountants for ICI, dated the Closing Date, addressed to ICI, in form and substance reasonably satisfactory to ICI, stating that the Merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles.

                                   ARTICLE 8.
                         INDEMNIFICATION AND INSURANCE

    8.1 INDEMNIFICATION. In the event of any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of MMI or any of the MMI Subsidiaries is, or is threatened to be, made a party by reason of the fact that he or she served as a Manager of MMI or any of the MMI
Subsidiaries, or is or was serving at the request of MMI or any of the MMI Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Date, MMI shall indemnify and hold harmless, and from and after the Effective Date each of the Surviving Corporation and ICI shall indemnify and hold harmless, as and to the full extent permitted by applicable law (including by advancing expenses promptly as statements therefor are received), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective Date), (i) if MMI (prior to the Effective Date) or ICI or the Surviving Corporation (after the Effective Date) have not promptly assumed the defense of such matter, the Managers may retain counsel satisfactory to them, and MMI, or the Surviving Corporation and ICI after the Effective Date, shall pay all reasonable fees and expenses of such counsel for the Managers promptly, as statements therefor are received, and (ii) MMI, or the Surviving Corporation and ICI after the Effective Date, will use their respective reasonable efforts to assist in the vigorous defense of any such matter; provided that neither MMI nor the Surviving Corporation or ICI shall be liable for any settlement effected without its prior written consent; provided further that the Surviving Corporation and ICI shall have no obligation under the foregoing provisions of this Section 8.1 to any Manager when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, (x) that indemnification of such Manager in the manner contemplated hereby is prohibited by applicable law, or (y) that MMI has breached a representation or warranty hereunder with respect to the same matters for which indemnification is being sought by such Manager and such Manager fails to prove that such Manager had no actual knowledge of such breach at the Effective Date; and provided further that such Manager shall have satisfied any and all applicable conditions precedent to such indemnification under applicable law. Upon the finality of any such determination that the Surviving Corporation or ICI is not liable for any such indemnification claims, the Manager will reimburse ICI and the Surviving Corporation for any fees, expenses and costs incurred by ICI or the Surviving Corporation in connection with the defense of such claims. Any Manager wishing to claim indemnification under this Section 8.1, upon learning of any such claim, action, suit, proceeding or investigation, shall notify MMI and ICI, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced thereby). ICI further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of MMI in any manner which would adversely affect the indemnification or exculpatory provisions contained herein. The provisions of this Section 8.1 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives, and shall survive the Closing for a period expiring six years from the Effective Date.

    8.2. DIRECTORS' AND OFFICERS' INSURANCE. For a period of two years from the Effective Date, the Surviving Corporation shall either, in its discretion
(x) maintain in effect MMI's current directors' and officers' liability insurance covering those Managers who are currently covered on the date of this Agreement by MMI's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to ICI) the "Indemnified Parties"); PROVIDED HOWEVER, that the Surviving Corporation may substitute for such MMI policies, policies with at least the same coverage containing terms and conditions which are no less advantageous to the Managers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Date or (y) to the extent applicable, cause ICI's directors' and officers' liability insurance, if any, then in effect to cover those persons who are covered on the date of this Agreement by MMI's directors' and officers' liability insurance policy with respect to those matters covered by MMI's directors' and officers' liability insurance policy. In no event, however, shall the Surviving Corporation or ICI be required by this
Section 8.2 to expend a premium for such insurance in an amount equal to double the rate paid by MMI for the policy period immediately preceding the date of execution of this Agreement. The provisions of this Section 8.2 are intended to be for the benefit of, and shall be enforceable by, each Manager and his or her heirs and representatives. Notwithstanding the foregoing, ICI shall have no liability or obligation under this Section 8.2 to the extent the policy referred to in this Section is not reasonably available on the terms set forth in this Section.

                                   ARTICLE 9.
                                 MISCELLANEOUS

    9.1. TERMINATION. In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

        (a) by mutual consent of MMI and ICI;

        (b) by ICI if there has been a material misrepresentation or breach of warranty in the representations and warranties of MMI set forth herein or a failure to perform in any material respect a covenant on the part of MMI with respect to its representations, warranties and covenants set forth in this Agreement, except for any such misrepresentation, breach or failure to perform which was disclosed in the Proxy Statement on the date it is mailed to MMI's stockholders to the extent that ICI has expressly agreed in writing to such specific disclosure;

        (c) by MMI if there has been a material misrepresentation or breach of warranty in the representations and warranties of ICI set forth herein or a failure to perform in any material respect a covenant on the part of ICI with respect to its representations, warranties and covenants set forth in this Agreement, except for any such misrepresentation, breach or failure to perform which was disclosed in the Proxy Statement on the date it is mailed to MMI's stockholders to the extent that MMI has expressly agreed in writing to such specific disclosure (and, in no event whatsoever shall MMI have any right or remedy in respect of any breach or violation by ICI of Section 5.2(c) hereof other than to exercise any termination right of MMI under this
    Section 9.1(c));

        (d) by either ICI or MMI if the transactions contemplated by this Agreement have not been consummated by August 31, 1996, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date (except for any breach by ICI of Section 5.2(c) hereof);

        (e) by either MMI or ICI if the transactions contemplated hereby violate
    any  nonappealable  final  order,  decree  or  judgment  of  any  court   or
    governmental body or agency having competent jurisdiction;

        (f) by MMI if, in the exercise of the good faith judgment of its Board of Directors as to its fiduciary duties to its stockholders exercised in accordance with the provisions of Section 5.13, such termination is required by reason of an Acquisition Proposal;

        (g) by ICI if the MMI Board of Directors withdraws or materially modifies or changes its recommendation to the stockholders of MMI to approve this Agreement and the Merger; or

        (h) by MMI if the Determination Price is less than $13.00 per share.

    9.2.  EXPENSES.

        (a) Except as provided in (b) below, if the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

        (b) If, (i) this Agreement is terminated by MMI pursuant to Section 9.1(f) hereof, (ii) this Agreement is terminated by ICI pursuant to Section 9.1(g) or (iii) on or before August 31, 1996, MMI enters into a definitive agreement with respect to an Acquisition Proposal with any corporation, partnership, person or other entity or group (other than ICI or any affiliate of ICI), and such transaction (including any revised transaction based upon the Acquisition Proposal) is thereafter consummated (whether before or after August 31, 1996), then MMI shall pay ICI a cash fee equal to the sum of $2.5 Million, which such fee shall be payable in same day funds to an account specified by ICI. This Section shall survive any termination of this Agreement.

    9.3. ENTIRE AGREEMENT. This Agreement, the MMI CA, the ICI CA and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

    9.4. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement, and the covenants and agreements of the parties (other than those contained in 2.5, 8.1 and 8.2) shall not survive the Closing.

    9.5.    COUNTERPARTS.   This  Agreement may  be  executed in  any  number of
counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

    9.6. NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile transmission, addressed as follows:

        (i) If to ICI:

            4320 International Boulevard, N.W.
           Norcross, Georgia 30093
           Attention: Robert L. Taylor, President and Chief Executive Officer
           Facsimile: (770) 381-7581
           with a copy (which shall not constitute notice) to:

            Arnall Golden & Gregory
           2800 One Atlantic Center
           1201 W. Peachtree Street
           Atlanta, Georgia 30309
           Attention: Stephen D. Fox
           Facsimile: (404) 873-8529

        (ii) If to MMI:

             Post Office Box 2487
           Columbus, Mississippi 39704
           Attention: Kimber L. Vought, President and Chief Executive Officer
           Facsimile: (601) 329-9176
           with a copy (which shall not constitute notice) to:

             Crouch & Hallett, L.L.P.
           717 North Harwood Street
           Suite 1400
           Dallas, Texas 75201
           Attention: Bruce H. Hallett
           Facsimile: (214) 953-0576

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the confirmation of facsimile delivery or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

    9.7. SUCCESSORS; ASSIGNMENTS. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

    9.8.   GOVERNING  LAW.   This Agreement shall  be construed  and enforced in
accordance with the laws of the State of Delaware (except the choice of law rules thereof).

    9.9. AMENDMENT, WAIVER AND OTHER ACTION. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of ICI and MMI upon the approval of the Boards of Directors of each of ICI and MMI; provided, however, that the provisions hereof relating to the manner or basis in which shares of MMI Common Stock will be exchanged for ICI Common Stock shall not be amended after the stockholder meeting of MMI to adopt this Agreement without the requisite approval of the holders of issued and outstanding shares of MMI Common Stock. Prior to or at the Effective Date, each of ICI and MMI shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, will result in the violation of any law or applicable governmental regulation.

    9.10. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    9.11. NO THIRD PARTY BENEFICIARIES. Article 8 is intended for the benefit of each "Manager" (as defined in Article 8) and may be enforced by such persons. Other than as expressly set forth in this Section 9.11, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

    9.12. MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

    9.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          MICROTEK MEDICAL, INC.


                                          By: /s/ Kimber L. Vought
                                          --------------------------------------


                                          ISOLYSER COMPANY, INC.


                                          By: /s/ Robert L. Taylor
                                          --------------------------------------


                                          MMI MERGER CORP.


                                          By: /s/ Robert L. Taylor
                                          --------------------------------------